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                              EMPLOYMENT CONTRACT
                              -------------------

    AGREEMENT made as of the 13th day of December 1995 between AMPLIDYNE, INC., a Delaware corporation having an office at 144 Belmont Drive, Somerset, N.J. 08873 (hereinafter referred to as the "CORPORATION"), and Sharon Will, residing at 250 East 51st Street, New York, NY 10022 (hereinafter referred to as "EMPLOYEE").

    IN CONSIDERATION OF the premises and mutual covenants and conditions herein contained, the CORPORATION and EMPLOYEE hereby agree as follows:

    1. EMPLOYMENT. The CORPORATION agrees to employ EMPLOYEE, and EMPLOYEE agrees to serve the CORPORATION as a Vice President for Investor Relations upon the terms and conditions hereafter set forth.

    2. TERM. The term of this Agreement shall commence immediately, and shall continue for three (3) year terms subject to provisions of Article 7 herein provided.

    3.  COMPENSATION AND OTHER BENEFITS.

        (a) For his services to the Company during the TERM, the Company shall pay EMPLOYEE a salary ("Salary") at the annual rate of Sixty Thousand ($60,000) Dollars. The EMPLOYEE acknowledges and agrees all salary amounts accrue and shall only be payable by the Company at such time as the Company receives the proceeds from its' initial public stock offering.

        (b) The Company shall issue to the EMPLOYEE

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Warrants to purchase One Hundred Sixty Five (165,000) shares of Common Stock of
Corporation at Two Dollars and Fifty Cents ($2.50) per share, expiring September 30, 1999 under a 701 Employees Option Plan

    4. SERVICES. EMPLOYEE agrees to serve the CORPORATION faithfully and to the best of his ability, and shall devote approximately twenty (20%) percent of his business time, attention and energies to the business of the CORPORATION during regular business hours and at any other time during the week as reasonably requested by the CORPORATION. All services required to be rendered by the EMPLOYEE may be rendered for the benefit of any of the CORPORATION's affiliates or subsidiaries, but no liability shall attach to such affiliate or subsidiary for the payment of any compensation hereunder.

    5. EXPENSES. During the period of his employment, EMPLOYEE will be reimbursed for his reasonable and necessary expenses incurred by him pursuant to his employment hereunder as authorized in writing upon submission of appropriate paid bills or vouches therefor. All personal expenses of whatsoever kind or nature are to be defrayed and borne by the EMPLOYEE, and the EMPLOYEE will not make any commitments or purchases in behalf of the CORPORATION, nor obligate the CORPORATION in any manner whatsoever.


    6. EMPLOYER'S AUTHORITY. EMPLOYEE agrees to observe and comply with the rules and regulations of the CORPORATION as adopted by the CORPORATION'S Board of Directors, either orally or

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in writing, respecting performance of his duties, and to carry out and to perform orders, directions and policies stated by the CORPORATION to him from time to time, either orally or in writing.

    7. TERMINATION. This Agreement and EMPLOYEE'S employment hereunder shall be terminated upon the happening of any of the following events:

        a. Whenever EMPLOYEE engages in a breach of any of the terms of this Agreement;

        b. Whenever the CORPORATION and EMPLOYEE shall mutually agree to termination in writing;

        c.  Upon the death of EMPLOYEE;

        d. (1) In the event that an EMPLOYEE incurs a disability through physical or mental incapacity which renders EMPLOYEE incapable of performing the customary duties of his employment for a period of six (6) month in any consecutive one (1) year period.

            (2) During a period of disability, the disable EMPLOYEE shall continue to receive full compensation from the CORPORATION each week for the term of such disability but not to exceed six (6) months; after the expiration of said six (6) months period, EMPLOYEE shall receive compensation at the rate of fifty percent (50%) of his full compensation each week for the remaining terms of such disability but not to exceed six (6) months; after the expiration of said one (1) year period, EMPLOYEE shall not be entitled to any additional compensation until the resumption of the normal duties of his employment; provided,

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however, that if EMPLOYEE is disabled as defined herein, and thereafter resumes full time employment hereunder, and thereafter becomes disabled against, any such resumed period of disability shall, for the purposes of determining the percentage of full compensation and duration of payment thereof to which EMPLOYEE is then entitled, be deemed a continuation of the prior period of disability unless a period of at least six (6) continuous months of active full time employment elapsed since the conclusion of the prior period of disability. Any amounts paid hereunder to the disabled EMPLOYEE shall be reduced by any disability income insurance proceeds under any policies owned by or paid for the CORPORATION.

    (3) Anything herein contained to the contrary notwithstanding, EMPLOYEE shall be conclusively deemed to be disabled within the meaning of this Agreement during any period in which he receives disability insurance proceeds from an insurance carrier, the policies of which were owned or paid for by the CORPORATION.

        e. EMPLOYEE or the CORPORATION gives fourteen (14) days' written notice to the other of his intention to terminate this Agreement.

        f. The EMPLOYEE shall be terminable by the CORPORATION upon either (1) the termination by the EMPLOYEE of his employment with the CORPORATION, including by resignation, or (ii) the termination by the CORPORATION of the EMPLOYEE's employment hereunder for Cause. As used in this Agreement, "cause" shall

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include, but not limited to:

        (1) any breach by the EMPLOYEE of Sections of this Agreement relating to confidential information, inventions, non-competition, non-solicitation of clients, and non-solicitation of employees, respectively;

        (2) a failure or refusal by the EMPLOYEE to perform his duties set forth in this Agreement or as reasonably assigned to him (her) in the future by the CEO or his designee;

        (3) any misappropriation of funds or other property of the CORPORATION;

        (4) insubordination or dishonesty;

        (5) conviction of the EMPLOYEE of a felony involving moral turpitude;

        (6) any intentional and willful conduct by EMPLOYEE in his capacity as an EMPLOYEE of the CORPORATION which is injurious to the CORPORATION; or

        (7) the continued inability of the EMPLOYEE to perform his duties by reason of alcoholism or drug abuse.

    8. This Agreement may be terminated immediately in the event of the CORPORATION'S bankruptcy, insolvency, liquidation, or the cessation of business or a division thereof.

        Upon termination for any of the foregoing causes, EMPLOYEE shall be entitled to receive only the compensation accrued but unpaid as of the date of termination, and an additional three month compensation if the termination is for reason other than

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EMPLOYEE'S breach of contract.

    9. TRADE SECRETS AND NON-DISCLOSURE. The Employee hereby acknowledges that certain trade secrets of the CORPORATION are valuable, special and unique assets of the CORPORATION'S business. Such trade secrets include but are not limited to its customer lists and the sources of its materials and products. The EMPLOYEE hereby covenants that he will not, during or after the term of his employment, disclose any of the foregoing secrets or any part thereof to any firm, person or corporation or any entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the EMPLOYEE of the provisions of this Paragraph, the arbitration provisions of this Agreement to the contrary notwithstanding, the CORPORATION shall be entitled to proceed in any court for an injunction restraining the EMPLOYEE from disclosing, in whole or in part, any of the aforesaid trade secrets, or from rendering such service to any person, firm, corporation, association or any entity to whom such trade secrets, in whole or in part, have been disclosed, or are threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the CORPORATION from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the EMPLOYEE and/or from proceeding pursuant to the arbitration provisions of this Agreement.

    10. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to his residence in the case

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of EMPLOYEE, or to the principal office of the CORPORATION in the case of the
CORPORATION.

    11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    12. ARBITRATION. Any claim or controversy among or between the parties hereto arising out of or pertaining to any matter contained in this Agreement, or any differences as to the interpretation or performance of any of the provisions of this Agreement shall be settled by arbitration in New York, New York before three (3) arbitrators of the American Arbitration Association under its then prevailing rules. The arbitrators sitting in any such controversy shall not have the authority or power to modify or alter any express condition or provision of this Agreement, or any modification thereof, or to render any award which, by its terms, has the effect of altering or modifying any express condition or provision of this Agreement or modification thereof. No award may be made which imposes liability contrary to the provisions hereof, or which is in excess of specified measure of damages limiting claims against the parties hereto, and any award in violation thereof shall be wholly void and unenforceable. It shall be a condition precedent to the institution of said arbitration proceedings that the proceeding be

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commenced within one (1) year from (i) the date the claim or controversy arises;
or (ii) the date of termination of your services or employment, whichever is first to occur, and the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. The award of the arbitrators shall be final and binding, and judgment may be entered thereon in any court of competent jurisdiction.

    The parties consent to the jurisdiction of the State of New York and the United States District Court for the Southern District of New York for all purposes in connection with arbitration, including the entry of judgement on any award. The parties consent that any process or Notice of Motion or other application to either of said courts, and any paper in connection with the arbitration may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal provided a reasonable time for appearance is allowed.

    13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors and assignees of the CORPORATION, and the heirs, representatives and beneficiaries fo the EMPLOYEE.

    14. PRIOR AGREEMENTS. All prior employment agreements between the parties hereto are hereby revoked.

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    IN WITNESS WHEREOF, the parties hereto have set their respective hands and seals as of the day and year first above written.

                                                 AMPLIDYNE, INC.



                                                 By___________________________
                                                         DEVENDAR BAINES


                                                 BY___________________________
                                                           SHARON WILL



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